                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                           KORN/FERRY INTERNATIONAL,
                           a California corporation


          The undersigned, Windle B. Priem and Peter L. Dunn, hereby certify that:

          ONE: They are the duly elected and acting President and Secretary, respectively, of this Corporation.

          TWO: The Amended and Restated Articles of this Corporation shall be amended and restated in their entirety to read as follows:

                                Article I: Name
                                ---------------

          The name of this Corporation is:  Korn/Ferry International

                              Article II: Purpose
                              -------------------

          The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                              Article III: Stock
                              ------------------

          Section 1. Authorized Shares.  The total number of shares of all
                     -----------------
classes which this Corporation shall have the authority to issue shall be 200,000,000, which shall be divided into two classes, one to be designated "Common Stock," which shall consist of 150,000,000 authorized shares, and a second class to be designated as "Preferred Stock," which shall consist of 50,000,000 authorized shares.

          Section 2. Common Stock of the Corporation.  Upon the filing in the
                     -------------------------------
Office of the Secretary of State of the State of California of these Amended and Restated Articles of Incorporation of this Corporation, to read as stated herein, each issued and outstanding share of Common Stock shall be, automatically and without further action by the Board of Directors or shareholders of the Corporation, split into 4 shares of Common Stock, and each person at that time holding of record any issued and outstanding shares of Common Stock shall be entitled to receive a stock certificate or certificates to evidence and represent the aggregate shares of

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Common Stock held by such person after the exchange of each issued and outstanding share of Common Stock for 4 shares of Common Stock described above, and the old stock certificate or certificates previously held shall be cancelled by the Corporation upon the effectiveness of these Amended and Restated Articles of Incorporation. Fractional shares will not be issued in connection with such stock split. Any holder of record of Common Stock of this Corporation which owns after such stock split an aggregate number of shares ending in a fraction will receive a stock certificate or certificates to evidence and represent such aggregate number of shares rounded down to the nearest whole number of shares.

          Section 3. Preferred Stock of the Company.  The Preferred Stock may
                     ------------------------------
be issued in one or more series, each series to be appropriately designated by a distinguishing number, letter or title, prior to the issue of any shares thereof.

          Section 4. Authority of Board to Issue Stock.  There is hereby
                     ---------------------------------
expressly granted to the Board of Directors of this Corporation authority to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, the rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences on any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.

          Section 5. No Preemptive or Preferential Rights.  No holders of
                     ------------------------------------
shares of this Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase, or receive any shares of this Corporation of any class, now or hereafter authorized, or any options or warrants to subscribe for such shares, or any rights to subscribe for, purchase, or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by this Corporation.

                        Article IV: Director Liability
                        ------------------------------

          The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                     Article V: Indemnification of Agents
                     ------------------------------------

          This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders. Such bylaw provisions may provide for the indemnification of directors of this Corporation for any damages

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arising from the imposition of joint and several liability upon any director under Section 316 of the California Corporations Code.

          In serving or continuing to serve this Corporation, an agent of the corporation (as defined in Section 317 of the California Corporations Code) is entitled to rely and shall be presumed to have relied on any rights to indemnification granted herein or in this Corporation's bylaws, which shall be enforceable as contract rights and continue when such agent has ceased to be an agent and shall inure to the benefit of heirs, executors and administrators of the agent.

             Article VI: Reservation of Rights by the Corporation
             ----------------------------------------------------

          This Corporation hereby reserves the right at any time and from time to time to amend, alter, change, or repeal any provisions contained herein, and other provisions authorized by the laws of the state of California at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by or pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                    *  *  *

          THREE: The Amended and Restated Articles of Incorporation and this certificate have been approved by the Board of Directors of this Corporation.

          FOUR:   The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of the shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of this Corporation entitled to vote is 5,615,451.88 shares of Common Stock, entitled to one (1) vote per share, 8,600 shares of Series A Preferred Stock, entitled to one-hundred (100) votes per share, and 121,304.57 shares of Series B Preferred Stock, entitled to one (1) vote per share. The required vote was more than 66 2/3% of the voting power of the Corporation's outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together, more than 50% of the Corporation's outstanding Common Stock voting as a single class, and more than 50% of the Corporation's outstanding Series A and B Preferred Stock voting as a single class. The number of shares of each class voting in favor of the amendment equaled or exceeded the vote required. Subsequent to the shareholder vote, all outstanding shares of each of Series A Preferred Stock and Series B Preferred Stock were redeemed and no shares of either Series A or Series B Preferred Stock remain outstanding.


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          IN WITNESS HEREOF, the undersigned have executed this certificate on
February 10, 1999.



                                     /s/ Windle B. Priem
                                    ------------------------------
                                    Windle B. Priem, President



                                     /s/ Peter L. Dunn
                                    ------------------------------
                                    Peter L. Dunn, Secretary



          The undersigned hereby certify under penalty of perjury under the laws of the State of California that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the foregoing statements therein are true.

          Dated: February 10, 1999.


                                     /s/ Windle B. Priem
                                    ------------------------------
                                    Windle B. Priem, President



                                     /s/ Peter L. Dunn
                                    ------------------------------
                                    Peter L. Dunn, Secretary

                                                          [SEAL APPEARS HERE]

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